================================================================================

              AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                              ON June 12, 2003

                        REGISTRATION  NO.  333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------
                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------

                           OHANA ENTERPRISES, INC
             (Exact Name of Registrant as Specified in Its Charter)

                     DELAWARE                         95-2312900
         (State or Other Jurisdiction of           (I.R.S. Employer
          Incorporation or Organization)         Identification Number)

                             2899 AGOURA ROAD, #168
                       WESTLAKE VILLAGE, CALIFORNIA 91367
                                  818-991-6020
              (Address, Including Zip Code, and Telephone Number,
            Including Area Code, of Registrant's Executive Offices)

                             Consulting Agreements

                                  GERARD NOLAN
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             OHANA ENTERPRISES, INC.
                             2899 AGOURA ROAD, #168
                       WESTLAKE VILLAGE, CALIFORNIA 91367
                                  818-991-6020
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)
                            -----------------------
                                    COPY TO:
                             CATHRYN S. GAWNE, ESQ.
                            SILICON VALLEY LAW GROUP
                       152 NORTH THIRD STREET, SUITE 900
                           SAN JOSE, CALIFORNIA 95112
                                 (408) 286-6100

================================================================================

If   any  of  the securities being registered on this Form are being  offered on a delayed or continuous basis pursuant to Rule 415 under the Securities of 1933, check the following box. [X]

+------------------------------------------------------------------------------+
|                         CALCULATION OF REGISTRATION FEE                      |
+------------------------------------------------------------------------------+
|                   |              |  Proposed   |  Proposed    |              |
| Title of          |              |  maximum    |  maximum     |              |
| each class        | Amount       |  offering   |  aggregate   | Amount of    |
| of securities     | to be        |  price per  |  offering    | registration |
| to be registered  | registered(2)|  share(1)   |  price       | fee(3)       |
|-------------------|--------------|-------------|--------------|--------------|
| Common Stock(1)   |  2,200,000   |    $0.56    |  $1,232,000  | $  99.79     |
|                   |              |             |              |              |
+-------------------|--------------|-------------|--------------|--------------+


(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c).

   This registration statement contains two parts. The first part contains a prospectus prepared in accordance with the requirements of Part I of Form S-8 under the Securities Act. The second part contains information required in the registration statement under Part II of Form S-8.

===================================================================


 PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                   THESE SECURITIES MAY NOT BE SOLD UNTIL THE
                REGISRATION STATEMENT FILED WITH THE SECURITIES
                     AND EXCHANGE COMMISSION IS EFFECTIVE.
            THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES
           AND IS NOT SEEKING AN OFFER TO BUY THESE SECURITIES IN ANY
                STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                   PROSPECTUS

                       2,200,000 Shares of Common Stock,
                           par value $.001 per share

                            Ohana Enterprises, Inc.,
                             a Delaware Corporation


        The stockholders of Ohana Enterprises, Inc., a Delaware corporation ("Ohana" or the "Company"), listed on page 9 of this Prospectus (the "Selling Stockholders") are offering for sale up to 2,200,000 shares of our common stock, $.001 par value (the "Shares"), under this Prospectus. Those to whom such Selling Stockholders may pledge, donate or transfer their Shares, and other successors, may also use this Prospectus. The Selling Stockholders may offer their respective Shares through public or private transactions, at prevailing market prices or at privately negotiated prices.

        The Selling Stockholders will receive all of the net proceeds from the resale of the Shares. Accordingly, Ohana will not receive any proceeds from the resale of the Shares. However, we have agreed to bear the expenses relating to the registration of the Shares, other than brokerage commissions and expenses, if any, which will be paid by the Selling Stockholders.

        On May 28, 2003, the closing per share sale price of our common stock on the OTC Bulletin Board was $0.51.

        Our executive offices are located at 2899 Agoura Road, #168, Westlake Village, CA 91367, and our telephone number is (818) 991-6020.

        THESE ARE SPECULATIVE SECURITIES AND INVOLVE A HIGH DEGREE OF RISK. THERE IS NO PUBLIC MARKET FOR THESE SECURITIES AND NO PUBLIC MARKET IS EXPECTED TO DEVELOP IN THE NEAR FUTURE. INVESTMENT IN DEVELOPMENT STAGE BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR INVESTMENT IN ITS ENTIRETY. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. SEE "RISK FACTORS".

        THIS OFFERING MEMORANDUM SHALL NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE MADE UNLAWFUL. NEITHER THIS OFFERING MEMORANDUM NOR THE SECURITIES OFFERED HEREBY HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OF ADEQUACY OF THIS OFFERING MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

The date of this Offering Memorandum is June 12, 2003

WHERE YOU CAN FIND MORE INFORMATION ABOUT US


        We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York City, New York and Chicago, Illinois. Please call the SEC at (800) SEC-0330 for further information on the public reference rooms.

        We are filing a registration statement on Form S-8 with the SEC to register the Shares being offered (the "Registration Statement"). This Prospectus is part of the Registration Statement and, as permitted by the SEC, does not contain all the information included in the registration statement. For further information with respect to Ohana and our common stock, you should refer to the Registration Statement and to the exhibits and schedules filed as part of the Registration Statement, as well as the documents we have incorporated by reference as discussed in Item 3 of Part II of the Registration Statement. You can review the documents that we have incorporated by reference on the Internet or at the SEC's public reference facilities.

        This Prospectus may contain summaries of contracts or other documents. Because they are summaries, they will not contain all of the information that may be important to you. If you would like complete information about a contract or other document, you should read the copy filed as an exhibit to the registration statement.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

    The SEC permits us to "incorporate by reference" the information we file with it, which means that we may disclose important information to you by referring to those documents. The information incorporated by reference is considered to be a part of this Prospectus, and information we file later with the SEC is deemed automatically to update or supersede this information. We incorporate by reference the documents listed below and any future filings to be made with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by us:

1. Information Statement on Schedule 14C (preliminary filed on October 28, 2002 and definitive filed on November 19, 2002);

2. Current Report on Form 8-K filed on October 31, 2002, as amended by Form 8-K/A filed on May 7, 2003;

3. Current Reports on Form 8-K filed on March 14, 2003, April 8, 2003 and April 25, 2003, the latter as amended by Form 8-K/A filed on April 29, 2003;

4. Quarterly Reports on Form 10-QSB filed on August 7, 2002 (as amended on August 12, 2002), November 14, 2002, February 25, 2003(as amended on May 20,
2003) and May 20, 2003 ; and

5. Annual Report on Form 10-KSB for the year ended March 31, 2002, as filed on July 1, 2002.

        You may request a copy of these filings, at no charge, by writing us at Ohana Enterprises, Inc., 2899 Agoura Road, #168, Westlake Village, California 91367; attn: Catherine Thompson, Chief Financial Officer, or by calling us at
(818) 991-6020.

        WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS DOES NOT OFFER TO SELL OR BUY ANY SHARES IN ANY JURISDICTION WHERE IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS SPEAKS AS OF THE DATE HEREOF.

                               TABLE OF CONTENTS
                                                       Page
     Where to Find Out More About Us .................. 2
     Incorporation of Documents by Reference............2
     Summary............................................3
     Risk Factors.......................................4
     Use of Proceeds....................................8
     Selling Stockholders...............................8
     Plan of Distribution...............................9
     Description of Securities..........................10
     Indemnification of Directors and Officers..........10


                                    SUMMARY


        The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus, including the information under "Risk Factors" and the other information incorporated by reference herein.

Issuer: Ohana Enterprises, Inc. ("Ohana Enterprises" or the "Company"), a Delaware corporation.

Business:      The Company conducts its operations through its wholly-owned subsidiary,Virtual Interviews. Virtual Interviews initially intends to target human resource professionals and hiring managers in both public and private sectors with positioning that compares the limitations and costs incurred by typical first- round interviewing to the Virtual Interviews solution.

The Offering:  The 2,200,000 Shares being offered for resale hereby represent common stock previously received by the Selling Stockholders in their respective capacities as officers or consultants to Ohana. The documents evidencing the consulting and other services performed or to be performed by the Selling Stockholders for Ohana are attached as exhibits to the Registration Statement.

Use of Proceeds:  The Company will not receive any of the proceeds to be received by the Selling Stockholders from the sale of the Shares.

                                  RISK FACTORS

        PRIOR TO MAKING AN INVESTMENT DECISION, PROSPECTIVE PURCHASERS OF THE
SHARES    SHOULD CAREFULLY CONSIDER ALL OF THE INFORMATION SET FORTH IN THIS
MEMORANDUM AND, IN PARTICULAR, SHOULD EVALUATE THE FOLLOWING INVESTMENT CONSIDERATIONS. THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.

        FORWARD-LOOKING STATEMENTS: Certain statements, other than historical facts, included in this Prospectus regarding our business strategies and plans for future operations are "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act. These statements, which include, but are not limited to, words such as "expect", "anticipate", "plan", "estimate", "project" and "intend" are based on management's belief and assumptions, and on information currently available to us. Forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, our ability to finance our business operations, the ability to obtain financing on reasonable terms, if at all, the successful implementation of our business plan, uncertainties in the industry or markets in which we operate; competition, and other risks described below and in our periodic reports filed with the SEC.

1.   WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE A HISTORY OF LOSSES.

     Since the inception of Virtual Interviews in 2001, we have incurred substantial losses from operations resulting primarily from costs related to building our infrastructure. Because of our status as a development stage company, we expect to incur net losses for the foreseeable future. If our growth is slower than we anticipate or our operating expenses exceed our expectations, our losses will be significantly greater. We may never achieve profitability.

2.    WE REQUIRE IMMEDIATE ADDITIONAL CAPITAL.

     Our operating plan for calendar year 2003 is focused on development of our products and services. It is our estimate that a cash requirement of $1.6 million is required to support this plan for the next twelve months. We are actively seeking additional funding. There can be no assurance that the required additional financing will be available at terms favorable to us or at all. Since our inception, we have financed our operations through private equity placements.

     Obtaining capital will be challenging in a difficult environment, due to the downturn in the United States economy and current world instability. We currently have no commitments for any funding, and there can be no assurance that we will be able to obtain additional funding in the future from either debt or equity financings, bank loans, collaborative arrangements or other sources on terms acceptable to us, or at all.

    If adequate funds are not available or are not available on acceptable terms when required, we may be required to significantly curtail our operations or may not be able to fund expansion, take advantage of unanticipated acquisition opportunities, develop or enhance services or products or respond to competitive pressures. Such inability could have a material adverse effect on our business, results of operations and financial condition. If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders will be reduced, stockholders may experience additional dilution, and such securities may have rights, preferences and privileges senior to those of our common stock.

3. WE ARE A DEVELOPMENT STAGE COMPANY, AND HAVE A LIMITED OPERATING HISTORY ON WHICH TO EVALUATE OUR POTENTIAL FOR FUTURE SUCCESS.

     We are a development stage company, and have yet to produce or sell any products or services. We have only a limited operating history upon which you can evaluate our business and prospects, and have yet to develop sufficient experience regarding actual revenues to be received from our products and services. You must consider the risks and uncertainties frequently encountered by early stage companies in new and rapidly evolving markets. If we are unsuccessful in addressing these risks and uncertainties, our business, results of operations and financial condition will be materially and adversely affected.

4. OUR FUTURE REVENUES ARE UNPREDICTABLE AND OUR QUARTERLY OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY.

     We have a very limited operating history, and have no revenue to date.
We cannot forecast with any degree of certainty whether any of our products or services will ever generate revenue or the amount of revenue to be generated by any of our products or services. In addition, we cannot predict the consistency of our quarterly operating results. Factors which may cause our operating results to fluctuate significantly from quarter to quarter include:

-  our ability to attract new and repeat customers;

- our ability to keep current with the evolving requirements of our target market;

-  our ability to protect our proprietary technology;

- the ability of our competitors to offer new or enhanced products or services; and

- unanticipated delays or cost increases with respect to research and development.

     Because of these and other factors, we believe that quarter-to-quarter comparisons of our results of operations are not good indicators of our future performance. If our operating results fall below the expectations of securities analysts and investors in some future periods, then our stock price may decline.

5. ESTABLISHING OUR REVENUES AND ACHIEVING PROFITABILITY WILL DEPEND ON OUR ABILITY TO DEVELOP AND COMMERCIALIZE OUR PRODUCTS.

     Much of our ability to establish revenues and to achieve profitability and positive cash flows from operations will depend on the successful introduction of our products and services in development. Our prospective customers will not use our products and services unless they determine that the benefits provided by these products and services are greater than those available from competing products and services.

     We may be required to undertake time-consuming and costly development activities for new products and services. The completion of the development and commercialization of any of our products and services under development remains subject to all of the risks associated with the commercialization of new products based on innovative technologies, including unanticipated technical or other problems and the possible insufficiency of the funds allocated for the completion of such development.

6.  WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY.

    As a development stage company, we are entering a market that is presently addressed by large companies with extensive financial resources. We have limited funds with which to develop products and services, and most of our competitors have significantly greater financial resources, technical expertise and managerial capabilities than we currently possess.

7.  WE MAY FAIL TO ESTABLISH AND MAINTAIN STRATEGIC RELATIONSHIPS.

    We believe that the establishment of strategic partnerships will greatly benefit the growth of our business, and we intend to seek out and enter into strategic alliances. We may not be able to enter into these strategic partnerships on commercially reasonable terms or at all. Even if we enter into strategic alliances, our partners may not attract significant numbers of
customers or otherwise prove advantageous to our business.   Our inability to
enter into new distribution relationships or strategic alliances could have a material and adverse effect on our business.

8. WE ARE SUBJECT TO U.S. AND FOREIGN GOVERNMENT REGULATION OF THE INTERNET, THE IMPACT OF WHICH IS DIFFICULT TO PREDICT.

   There are currently few laws or regulations directly applicable to the Internet. The application of existing laws and regulations to Ohana relating to issues such as user privacy, defamation, pricing, advertising, taxation, consumer protection, content regulation, quality of products and services, and intellectual property ownership and infringement can be unclear. In addition, we will also be subject to new laws and regulations directly applicable to our activities. Any existing or new legislation applicable to us could expose us to substantial liability, including significant expenses necessary to comply with such laws and regulations, and dampen the growth in use of the Web.

   We post our privacy policy and practices concerning the use and disclosure of user data. Any failure by us to comply with our posted privacy policy or other privacy-related laws and regulations could result in proceedings by the FTC or others which could potentially have an adverse effect on our business, results of operations and financial condition. In this regard, there are a large number of legislative proposals before the United States Congress and various state legislative bodies regarding privacy issues related to our business. It is not possible to predict whether or when such legislation may be adopted, and certain proposals, if adopted, could materially and adversely affect our business through a decrease in user registrations and revenues. This could be caused by, among other possible provisions, the required use of disclaimers or other requirements before users can utilize our services.

   Due to the nature of the Web, it is possible that the governments of other states and foreign countries might attempt to regulate Web transmissions or prosecute us for violations of their laws. We might unintentionally violate such laws, such laws may be modified and new laws may be enacted in the future. Any such developments (or developments stemming from enactment or modification of other laws) could increase the costs of regulatory compliance for us or force us to change our business practices.

9. OUR COMMON STOCK PRICE IS LIKELY TO BE HIGHLY VOLATILE; OUR COMMON STOCK IS "PENNY STOCK".

    The market price of our common stock is likely to be highly volatile as the stock market in general, and the market for technology companies in particular, has been highly volatile. The trading prices of many technology companies' stocks have recently been highly volatile and have recorded lows well below historical highs.

     Factors that could cause such volatility in our common stock may include, among other things:

 -  actual or anticipated fluctuations in our quarterly operating results;

 -  announcements of technological innovations;

 -  changes  in  financial estimates by securities analysts;

 -  conditions or trends in our industry; and

 -  changes in the market valuations of other comparable companies.

     In addition, our stock is currently traded on the NASD O-T-C Bulletin
Board and it is uncertain that we will be able to successfully apply for listing on the AMEX, the NASDAQ National Market, or the Nasdaq SmallCap Market in the foreseeable future due to the trading price of our common stock, our working capital and revenue history. Failure to list our shares on the AMEX, the Nasdaq National Market, or the Nasdaq SmallCap Market will impair the liquidity of our common stock.

     The Securities and Exchange Commission has adopted regulations which generally define a "penny stock" to be any security that 1) is priced under five dollars, 2) is not traded on a national stock exchange or on NASDAQ, 3) may be listed in the "pink sheets" or the NASD OTC Bulletin Board, 4) is issued by a company that has less than $5 million in net tangible assets and has been in business less than three years, or by a company that has under $2 million in net tangible assets and has been in business for at least three years, or by a company that has revenues of less than $6 million for 3 years.

     Penny stocks can be very risky: penny stocks are low-priced shares of small companies not traded on an exchange or quoted on NASDAQ. Prices often are not available. Investors in penny stocks are often unable to sell stock back to the dealer that sold them the stock. Thus an investor may lose his/her investment. Our common stock is a "penny stock" and thus is subject to rules that impose additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors, unless the common stock is listed on The Nasdaq SmallCap Market. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may adversely affect the ability of holders of our common stock to resell their shares in the secondary market.

10. THE PRICE OF OUR COMMON STOCK MAY BE DEPRESSED DUE TO THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT.

     When the Registration Statement becomes effective, 2,200,000 shares of common stock will become eligible to be sold subject to the reoffer and resale limitations of control and restricted securities under Rule 144(e) under the Securities Act. Under Rule 144(e), certain of the Selling Stockholders, Messrs. Nolan and Cronshaw and Ms. Thompson, cannot sell an amount of their respective Shares, during any 90-day period, which exceeds one percent of our issued and outstanding common stock. We cannot predict the effect, if any, that sales of shares of our common stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market would likely have a material adverse effect on prevailing market prices for our common stock and could impair our ability to raise capital through the sale of our equity securities.

                                USE OF PROCEEDS

    The Selling Stockholders are selling all of the Shares covered by this Prospectus for their own accounts. Accordingly, we will not receive any of the proceeds from the resale of the Shares. We have agreed to bear the expenses relating to the registration of the Shares, other than brokerage commissions and expenses, if any, which will be paid by the Selling Stockholders.


                              SELLING STOCKHOLDERS


   The Shares being offered for resale represent common stock previously received by the Selling Stockholders in their respective capacities as our executive officers and directors and as advisors. A description of the services provided and/or to be provided by the Selling Stockholders and by which they acquired the Shares, is set forth in the following documents (copies of which are included as exhibits to the Registration Statement:

- Consulting Agreements, dated December 18, 2002 (as amended) and January 3, 2003, respectively, by and between Gerard Nolan and Ohana;

- Consulting Agreements, dated December 18, 2002 (as amended) and January 3, 2003, respectively, by and between Catherine Thompson and Ohana;

- Consulting Agreements, dated December 18, 2002 (as amended) and January 3, 2003, respectively, by and between David Cronshaw and Ohana;

- Consulting Agreement, dated March 21, 2003, by and between Millennium Pacific Management and Ohana; and

- Consulting Agreement, dated March 19, 2003, by and between Coventry Windsor and Ohana.

    The following table concerning the Selling Stockholders who may offer Shares hereunder from time to time is based upon information provided to us by each Selling Stockholder.


                                       Shares of            Shares of
                                       Common               Common                     Shares Owned
                                       Stock Owned          Stock                   after the Offering
 Name of Selling Stockholder           Prior to Offering    To be Sold      Number of Shares        Percentage
-----------------------------------------------------------------------------------------------------------------
 Gerard Nolan                       4,920,414               810,000          4,110,414              23.1%
 Catherine Thompson                 2,364,785               495,000          1,869,785              10.5%
 David Cronshaw                     2,636,186               495,000          2,141,186              12.0%
 Millenium Pacific Management         200,000               200,000              --                  --
 Coventry Windsor                     200,000               200,000              --                  --
                                  ==============         ============        ==========          ===========
              Total                10,321,385             2,200,000          8,121,385              45.6%

 Under the rules promulgated by the Securities and Exchange Commission, a person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any security if that person has the right to acquire beneficial ownership within 60 days of the date hereof. Unless otherwise indicated by footnote, the Selling Stockholder has sole voting and investment power with respect to the shares of common stock beneficially owned by him or her.

                              PLAN OF DISTRIBUTION


     The Shares may be sold or distributed from time to time by the Selling Stockholders or by pledgees, donees or transferees of, or successors in interest to, the Selling Stockholders, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire Shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed.

    The Shares that are being registered under this Prospectus constitute "control" or "restricted" securities as defined for purposes of General Instruction C to the Registration Statement. As such, the Shares are subject to resale and reoffer limitations imposed by Rule 144(e) under the Securities Act. Under Rule 144(e), Messrs. Nolan and Cronshaw and Ms. Thompson cannot sell an amount of their respective Shares during any 90-day period in excess of one percent of our issued and outstanding common stock.

   The distribution of the Shares may be affected in one or more of the following methods:

-  ordinary brokers' transactions, which may include long or short sales;

- Transactions involving cross or block trades or otherwise on the quotation system operated by the over-the-counter bulletin board, or on one or more other securities markets and exchanges, in privately negotiated transactions;

- purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this Prospectus;

- "at the market" to or through market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

- through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); or

-   any combination of the foregoing, or by any other legally available means.

   In addition, the Selling Stockholders may enter into hedging transactions with broker-dealers who may engage in short sales of shares in the course of hedging the positions they assume with the Selling Stockholders. The Selling Stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this Prospectus.

   Brokers, dealers, underwriters or agents participating in the distribution of the Shares may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The Selling Stockholders and any broker-dealers acting in connection with the sale of the Shares hereunder may be deemed to be underwriters within the meaning of the Securities Act. Neither we nor the Selling Stockholders can presently estimate the amount of such compensation. We know of no existing arrangements between the Selling Stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the Shares.

    We have agreed to bear the expenses (other than broker's commissions and similar charges) of the registration of the Shares, including legal and accounting fees.

    The Selling Stockholders may also use Rule 144 under the Securities Act to sell the Shares if they meet the criteria and conform to the requirements of such Rule.

    There can be no assurance that the Selling Stockholders will sell any or all of the Shares offered by them hereunder.

                           DESCRIPTION OF SECURITIES

    We are authorized to issue 200,000,000 shares of common stock, par value $.001 per share. As of May 28, 2003, 17,807,917 shares of common stock were issued and outstanding.

   The Shares to be registered for resale hereunder entitle the holders to the following rights:

- Voting: Holders of shares of common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders. Shares of common stock do not have cumulative voting rights; accordingly, the holders of a majority of the shares of common stock eligible to vote and voting for the Board of Directors can elect all members of the Board of Directors.

- Dividends: Holders of record of common stock are entitled to receive dividends when and if declared by the Board of Directors out of our funds legally available therefor.

- Liquidation: Upon any liquidation, dissolution or winding up of Ohana, holders of shares of common stock are entitled to receive pro-rata all of the assets of Ohana available for distribution to stockholders after any distributions are made to holders of preferred stock.


                                INDEMNIFICATION

    Section 145 of the Delaware General Corporations Law authorizes the indemnification of directors and officers against liability incurred by reason of being a director, officer, employee or agent and against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative. Unless an action is brought by, or in the right of the corporation, this indemnification applies where the indemnified party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification in criminal actions or proceedings is available where the officer or director had no reasonable cause to believe his conduct was unlawful.

    As permitted by the provisions of the Delaware Business Corporation Statutes, our Certificate of Incorporation and bylaws provide for the indemnification of our directors and officers to the fullest extent permitted by the Delaware Business Corporation Statutes. These provisions generally permit indemnification of directors and officers against certain costs, liabilities and expenses of any threatened, pending or completed action, suit or proceeding that any such person may incur by reason of serving in such positions until [i] final adjudication established that the act or omission of the director or officer was material to the cause of action adjudicated in the action, suit or proceeding and involved intentional misconduct, fraud or a knowing violation of the law, or [ii] the director or officer did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of Ohana, and in the case of criminal proceedings, the director or officer had no reasonable cause to believe such act or omission was unlawful.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this registration statement:

(a) The Registrant's Annual Report on Form 10-KSB for the year ended March 31, 2002, filed with the Securities and Exchange Commission;

(b) The Registrant's Quarterly Reports on Form 10-QSB for the quarterly periods ended June 30, 2002, September 30, 2002, December 31, 2002, and March 31, 2003, filed with the Securities and Exchange Commission;

(c) All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Annual Report referred to in (a) above.

ITEM 4. DESCRIPTION OF SECURITIES.

   The Registrant's common stock is registered under Section 12 of the Securities Exchange Act "the "Exchange Act"); however, there is no current registration statement filed under the Exchange Act containing a description of such common stock. The following describes the Registrant's common stock:

   Subject to the rights of holders of any series of preferred stock that may from time to time be issued, holders of common stock are entitled to one vote per share on matters acted upon at any stockholders' meeting, including the election of directors, and to dividends when, as and if declared by the Board of Directors out of funds legally available therefore. There is no cumulative voting and the common stock is not redeemable. In the event of any liquidation, dissolution or winding up of the Registrant, each holder of common stock is entitled to share ratably in all assets of the Registrant remaining after the payment of liabilities and any amounts required to be paid to holders of preferred stock, if any. Holders of common stock have no preemptive or conversion rights and are not subject to further calls or assessments. All shares of common stock now outstanding are fully paid and non-assessable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   The Registrant's Bylaws requires the Registrant to indemnify, to the fullest extent allowed by applicable law, any person who serves or who has served at any time as a director or an officer of the Registrant, and any director or officer who, at the request of us, serves or at any time has served as a director or officer, employee, or agent of another corporation, or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against any and all liabilities and loss suffered and reasonable expenses incurred in connection with any claim, action, suit, or proceeding to which such director or officer is made a party, or which may be asserted against him, because he is or was a director or an officer.

   The above discussion of the Registrant's Bylaws and the Delaware General Corporations Law is only a summary and is qualified in its entirety by the full text of each of the foregoing.

ITEM 8. EXHIBITS.

The following Exhibits are filed as part of this registration statement:

Exhibit Number      Description of Exhibit
------------      --------------------------

 23.1    Consent of Jones Simkins LLP.

 23.2    Consent of Lucas, Horsfall, Murphy and Pindroh, LLP.

99.01 Consulting Agreements, dated December 18, 2002 and January 3, 2003, respectively, by and between Gerard Nolan and the Registrant.

99.02 Consulting Agreements, dated December 18, 2002 and January 3, 2003, respectively, by and between Catherine Thompson and the Registrant.

99.03 Consulting Agreements, dated December 18, 2002 and January 3, 2003, respectively, by and between David Cronshaw and the Registrant.

99.04 Amendment To Consulting Agreement Dated December 18, 2002, By and Between Ohana Enterprises, Inc. and Gerard Nolan

99.05    Amendment To Consulting Agreement Dated December 18, 2002,
         By and Between Ohana Enterprises, Inc. and Catherine Thompson

99.06 Amendment To Consulting Agreement Dated December 18, 2002, By and Between Ohana Enterprises, Inc. and David Cronshaw

99.07 Consulting Agreement, dated March 21, 2003, by and between Millennium Pacific Management and the Registrant.

99.08 Consulting Agreement, dated March 19, 2003, by and between Coventry Winsdor and the Registrant.


ITEM 9.         UNDERTAKINGS.

     (a)  The  undersigned  Registrant  hereby  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Westlake Village, State of California, on June 12, 2003.

         OHANA ENTERPRISES,  INC.
     /s/ Gerard Nolan
By: --------------------------
         Gerard Nolan
         Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                     TITLE                       DATE
----------------------        -----------------------     -------------

/s/  Gerard Nolan
 ---------------------        Chief Executive Officer     June 12, 2003
     Gerard Nolan             and a Director

/s/ Catherine Thompson
----------------------        Chief Financial Officer     June 12, 2003
    Catherine Thompson        and a Director


/s/ David Cronshaw
------------------------      Director                    June 12, 2003
    David Cronshaw

/s/ Michael Avatar
-----------------------       Director                    June 12, 2003
    Michael Avatar